                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 April 19, 2001


                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





          CANADA                         000-30758              62-12-62580
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                  L6T 5P6
-----------------------------------------------------                 ----------
    (address of principal executive offices)                          (Zip code)





Registrant's telephone number, including area code (905) 863-0000.

ITEM 5.   OTHER EVENTS

On April 19, 2001, Nortel Networks Corporation released its financial results for the first quarter of 2001. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

Nortel Networks Corporation stated that revenues were US$6.18 billion for the first quarter of 2001 compared to US$6.32 billion for the same period in 2000.

Nortel Networks Corporation stated that its revenues in the quarter reflected reduced capital spending by service providers and enterprises resulting from tighter capital markets and a severe slowdown in the U.S. economy. Nortel Networks Corporation believes that the lack of available funding from the capital markets, high debt levels at many service providers and the compounding effect of the U.S. economic downturn and its impact on other regions will continue to constrain capital spending by service providers. Nortel Networks Corporation also believes that it only expects a meaningful rebound in capital spending following a period of industry rationalization and an improved economic environment. Given the uncertainty as to the extent and timing of these events, Nortel Networks Corporation stated that it was not providing specific financial guidance for the next quarter or full year 2001.

Nortel Networks Corporation stated that it now expects an aggregate net reduction, by midyear 2001, of approximately 20,000 from the number of employees at December 31, 2000.

Certain information included herein is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry, the uncertainties of the Internet; the ability to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of the credit risks of our customers; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in having to pay substantial penalties or liquidated damages; and the impact of increased provision of customer financing and commitments. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Corporation with the United States Securities and Exchange Commission. The Registrant and Nortel Networks Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTEL NETWORKS LIMITED


                                        By: /s/ DEBORAH J. NOBLE
                                            ------------------------------------
                                            Deborah J. Noble
                                            Corporate Secretary


                                        By: /s/ BLAIR F. MORRISON
                                            ------------------------------------
                                            Blair F. Morrison
                                            Assistant Secretary

Dated:  April 24, 2001